UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2013

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Departure of Chief Financial Officer. On March 4, 2013, Joseph M. Nowicki submitted his resignation as Chief Financial Officer and Treasurer of Spartan Motors, Inc. (the "Company"), effective March 22, 2013 in order to take a position as Chief Financial Officer at another company.

(c)     Appointment of Interim Chief Financial Officer. On March 6, 2013, the Board of Directors of the Company appointed Lori L. Wade as Interim Chief Financial Officer and Treasurer of the Company, effective as of March 22, 2013. Ms. Wade, age 49 has served as the Company’s Executive Director of Finance since February, 2008. Prior to her employment by the Company, she served as Worldwide Sarbanes-Oxley Manager, Logistics Center Controller, and various other financial management positions during her more than 21 years at Eaton Corporation.

On March 6, 2013 the Company issued a press release announcing the resignation of Joseph M. Nowicki and the appointment by the Board of Directors of Lori L. Wade as Interim Chief Financial Officer and Treasurer of the Company, effective March 22, 2013.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

99.1

Press Release dated March 6, 2013 announcing the resignation of Joseph M. Nowicki from the position of Chief Financial Officer and Treasurer and the appointment of Lori L. Wade as Interim Chief Financial Officer and Treasurer of Spartan Motors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: March 6, 2013	By:	/s/ Joseph M. Nowicki
By: Joseph M. Nowicki Its: Chief Financial Officer

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